Exhibit 99.1

SENOMYX AND PEPSICO EXTEND SWEET TASTE PROGRAM

COLLABORATION FOR THREE ADDITIONAL YEARS

SAN DIEGO, September 30, 2016 -- Senomyx, Inc. (NASDAQ: SNMX), a leading company using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients for the food, beverage, and ingredient supply industries, announced today that it has amended and restated its Sweet Taste Program collaboration agreement with PepsiCo, Inc. The amendment extends PepsiCo’s research funding for Senomyx's Natural Sweet Taste Program for three additional years, through September 2019.

Under the amended and restated agreement, Senomyx granted PepsiCo non-exclusive rights to natural sweeteners and natural flavor ingredients discovered, developed and selected under the collaboration for use in all non-alcoholic beverage categories. During the extension, Senomyx will be entitled to $18 million in research and development payments over the three-year research period. PepsiCo retains the option to further extend the research collaboration for two more years, which would result in additional research funding commitments. Senomyx will also be eligible for milestone payments based on the achievement of predetermined goals as well as royalty payments upon the sale of products containing natural sweeteners or ingredients selected under the collaboration.

"We are looking forward to continuing our collaboration with PepsiCo given our common objective of developing products that meet the growing demand for lower-calorie offerings," stated John Poyhonen, President and Chief Executive Officer of Senomyx. "PepsiCo is an industry leader, committed to reducing added sugar in their products and creating great tasting options for consumers."

About Senomyx, Inc. (www.senomyx.com)

Senomyx discovers novel flavor ingredients and natural high intensity sweeteners that allow food and beverage companies to create better-for-you products. Under its direct sales program, Senomyx sells its Complimyx®brand flavor ingredients, Sweetmyx®, Savorymyx®, and Bittermyx®, to flavor companies for use in a wide variety of foods and beverages. In addition, Senomyx has partnerships with leading global food, beverage, and ingredient supply companies, which are currently marketing products that contain Senomyx's flavor ingredients. For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding new collaboration agreements and the anticipated funding we may receive, whether the research under our natural sweet taste research program will be successful and lead to the commercialization of any new natural flavor ingredients and the anticipated timing and scope of commercial launch of products containing our flavor ingredients, whether by our collaborators or through our direct sales program. Risks that contribute to the uncertain nature of the forward-looking statements include: large companies such as PepsiCo are typically conservative when implementing changes to their branded products, and may not begin or expand their use of our flavor ingredients when expected or at all; we are substantially dependent on our current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients we may discover; we are dependent on our current and any future product discovery and development collaborators for our research and development funding; we have limited experience in manufacturing, marketing, or selling flavor ingredients on a commercial scale and may not successfully grow our direct sales program; commercial launches of new or reformulated food, beverage and ingredient products incorporating our flavor ingredients may not occur when expected or at all; the commercial utility for a novel flavor ingredient that we develop may ultimately be more limited than we expected; the cost to manufacture and/or formulate any of our flavor ingredients into packaged food and beverage products may be higher than anticipated, which could discourage market entry and acceptance; and development activities for newer flavor ingredients may not demonstrate an acceptable safety profile or meet other commercialization criteria. These and other risks and uncertainties are described more fully in our most recently filed SEC documents, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Financial
Tony Rogers Senior Vice President & Chief Financial Officer
Senomyx, Inc.
858-646-8304
tony.rogers@senomyx.com

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